Exhibit 99.1

Mohawk Group Reports Second Quarter 2020 Results

Net Revenue Grew 97% to $59.8 Million

Company Maintains Fiscal 2020 Net Revenue Outlook

Now Expects Positive Adjusted EBITDA for Full Year 2020

NEW YORK, July 30, 2020 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk” or the “Company”) today announced results for the second quarter ended June 30, 2020.

Second Quarter 2020 Highlights

●	8 new products launched in the second quarter compared to 7 in the second quarter of 2019.
●	Net revenue grew 97% to $59.8 million, compared to $30.4 million in the second quarter of 2019.
●	Gross margin improved to 46.2% versus 38.7% in the second quarter of 2019.
●	Operating loss of $(1.8) million decreased from $(15.6) million in the second quarter of 2019.
●	Contribution margin improved to 16.8% from 5.7% in the second quarter of 2019, reflecting both sale price increases as well as lower fulfillment costs.
●

Excluding non-cash stock-based compensation of $5.2 million in the second quarter of 2020 and $11.9 million in the second quarter of 2019, respectively, fixed operating expenses for the second quarter decreased as a percentage of net revenue to 11.1% compared to the second quarter of 2019.

●	Net loss of $(2.9) million improved from a net loss of $(16.9) million in the second quarter of 2019.
●	Adjusted EBITDA improved to $3.4 million versus a loss of $(3.7) million in the second quarter of 2019.
●	Total cash balance at June 30, 2020 increased by $3.1 million to $17.2 million, while at the same time reducing debt by $5.9 million.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “I am proud to report Mohawk’s first quarter of Adjusted EBITDA profitability. Crossing over to Adjusted EBITDA profitability is an important milestone that demonstrates the power of our platform business model.  Our strong second quarter results reflect our continued ability to leverage our tech enabled business model as well as the agile and innovative culture we have created. We are excited to continue to invest in our software platform to drive further efficiency through automation. The retail and consumer world is moving to online at a faster pace and we are well positioned to capitalize on this shift in the long term.  ”

Outlook

For full year 2020, the Company continues to expect net revenue to be in the range of $170.0 million to $180.0 million driven primarily by continued growth of its existing product portfolio and the positive contribution from wholesale personal protective equipment (“PPE”) and new products launched in 2020.  The Company continues to expect to generate positive Adjusted EBITDA on a quarterly basis for the remainder of 2020. In addition, the Company expects to achieve positive Adjusted EBITDA on a full year basis.

Exhibit 99.1

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending September 30, 2020 and December 31, 2020, respectively, and for the twelve months ending December 31, 2020, due primarily to quarterly interest expense, net and stock-based compensation expense.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, July 30, 2020, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) at 5:00 p.m. ET and provide the Conference ID: 8684038. The conference call will also be available to interested parties through a live webcast https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. Mohawk has six owned and operated brands: hOmeLabs, Vremi, Xtava, RIF6, Holonix Health, and Aussie Health Co. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expected 2020 net revenue, the statements about our expected Adjusted EBITDA and net loss for the third and fourth quarters of 2020 and full year 2020, our ability to leverage our tech enabled business model, our ability to continue to invest in our software platform to drive efficiencies, our ability to capitalize on the shift to online consumer spending, and our ability to continue to maintain or grow our existing product portfolio, including our ability to maintain or grow sales of PPE.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the impact of COVID-19 including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new

Exhibit 99.1

product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699

Exhibit 99.1

MOHAWK GROUP HOLDINGS, INC.

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data

	December 31, 2019	June 30, 2020
ASSETS
CURRENT ASSETS:
Cash	$30,353	$17,189
Accounts receivable—net	1,059	8,646
Inventory	36,212	27,346
Prepaid and other current assets	5,395	6,671
Total current assets	73,019	59,852
PROPERTY AND EQUIPMENT—net	175	141
GOODWILL AND OTHER INTANGIBLES—net	1,055	1,024
OTHER NON-CURRENT ASSETS	175	175
TOTAL ASSETS	$74,424	$61,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$21,657	$18,168
Accounts payable	21,064	15,045
Term loan	3,000	6,000
Accrued and other current liabilities	7,505	9,035
Total current liabilities	53,226	48,248
OTHER LIABILITIES	4	—
TERM LOANS	10,467	7,722
Total liabilities	63,697	55,970
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 17,736,649 shares outstanding at December 31, 2019; 500,000,000 shares authorized and 17,763,164 shares outstanding at June 30, 2020	2	2
Additional paid-in capital	140,477	152,948
Accumulated deficit	(129,809)	(147,776)
Accumulated other comprehensive income	57	48
Total stockholders’ equity	10,727	5,222
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$74,424	$61,192

Exhibit 99.1

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
NET REVENUE	$30,368	$59,800	$48,213	$85,428
COST OF GOODS SOLD	18,608	32,200	29,783	47,530
GROSS PROFIT	11,760	27,600	18,430	37,898
OPERATING EXPENSES:
Sales and distribution	13,709	18,618	22,982	32,528
Research and development	3,342	2,451	4,505	4,732
General and administrative	10,305	8,352	13,671	16,355
TOTAL OPERATING EXPENSES:	27,356	29,421	41,158	53,615
OPERATING LOSS	(15,596)	(1,821)	(22,728)	(15,717)
INTEREST EXPENSE—net	1,281	1,077	2,494	2,186
OTHER EXPENSE (INCOME)—net	(13)	(6)	31	19
LOSS BEFORE INCOME TAXES	(16,864)	(2,892)	(25,253)	(17,922)
PROVISION FOR INCOME TAXES	15	45	15	45
NET LOSS	$(16,879)	$(2,937)	$(25,268)	$(17,967)
Net loss per share, basic and diluted	$(1.38)	$(0.19)	$(2.13)	$(1.17)
Weighted-average number of shares outstanding, basic and diluted	12,206,747	15,425,312	11,872,326	15,308,966

Exhibit 99.1

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2019	2020
OPERATING ACTIVITIES:
Net loss	$(25,268)	$(17,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95	79
Provision for sales returns	209	25
Amortization of deferred financing costs and debt discounts	609	610
Stock-based compensation	13,373	12,610
Other	66	27
Changes in assets and liabilities:
Accounts receivable	(2,972)	(7,622)
Inventory	(817)	8,866
Prepaid and other current assets	(1,320)	(1,269)
Accounts payable, accrued and other liabilities	(264)	(4,282)
Cash used in operating activities	(16,289)	(8,923)
INVESTING ACTIVITIES:
Purchase of fixed assets	(24)	(19)
Proceeds on sale of fixed assets	3	—
Cash used in investing activities	(21)	(19)
FINANCING ACTIVITIES:
Proceeds from initial public offering	36,000	—
Repayment of note payable related to Aussie Health acquisition	—	(207)
Taxes paid related to net settlement upon vesting of restricted common stock	—	(112)
Issuance costs from initial public offering	(5,098)	—
Borrowings from Mid Cap credit facility	39,131	56,181
Repayments from Mid Cap credit facility	(35,229)	(60,023)
Debt issuance costs from Mid Cap credit facility	(581)	—
Debt issuance costs from Horizon term loan	(901)	—
Deferred offering costs	—	(139)
Insurance obligation payments	(756)	(1,491)
Insurance financing proceeds	3,026	1,577
Capital lease obligation payments	(28)	(4)
Cash provided (used) by financing activities	35,564	(4,218)
EFFECT OF EXCHANGE RATE ON CASH	1	1
NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	19,255	(13,159)
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	20,708	30,789
CASH AND RESTRICTED CASH AT END OF PERIOD	$39,963	$17,630
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	$39,527	$17,189
RESTRICTED CASH—Prepaid and other assets	307	312
RESTRICTED CASH—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$39,963	$17,630
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,743	$1,618
Cash paid for taxes	$15	$46
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deferred equity fundraising cost not paid	$328	$—

Exhibit 99.1

Non-GAAP Financial Measures and Reconciliations

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and accompanying tables include certain non-GAAP financial measures. The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Contribution margin; (ii) Contribution margin as a percentage of net revenue; (iii) Adjusted EBITDA; (iv) Adjusted EBITDA as a percentage of net revenue and (v) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, Contribution margin represents operating loss plus general and administrative expenses, research and development expenses and fixed sales and distribution expenses including stock-based compensation expense. As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense and other expense, net.  As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items, while Contribution margin and Contribution margin as a percentage of net revenue are useful to investors in assessing the operating performance of our products as they represent our operating results without the effects of fixed costs and non-cash items.  Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA nor Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

Exhibit 99.1

•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets; or

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and will remain a key element of our overall long-term incentive compensation package.

The following table represents a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Net loss	$(16,879)	$(2,937)	$(25,268)	$(17,967)
Add:
Provision for income taxes	15	45	15	45
Interest expense, net	1,281	1,077	2,494	2,186
Depreciation and amortization	40	38	95	79
EBITDA	(15,543)	(1,777)	(22,664)	(15,657)
Other expense (income), net	(13)	(6)	31	19
Stock-based compensation expense	11,873	5,171	13,373	12,610
Adjusted EBITDA	$(3,683)	$3,388	$(9,260)	$(3,028)
Adjusted EBITDA as a percentage of net revenue	(12.1)%	5.7%	(19.2)%	(3.5)%

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expenses necessary to operate our business;
●	research and development expenses necessary for the development, operation and support of our software platform; or
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense

The following table provides a reconciliation of Contribution Margin to operating loss, which is the most directly comparable financial measure presented in accordance with GAAP (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
	(in thousands)		(in thousands)
Operating loss	$(15,596)	$(1,821)	$(22,728)	$(15,717)
Add:
General and administrative expenses	10,305	8,352	13,671	16,355
Research and development expenses	3,342	2,451	4,505	4,732
Sales and distribution fixed expenses, including stock-based compensation expense	3,685	1,054	5,493	3,911
Contribution margin	$1,737	$10,036	$941	$9,281
Contribution margin as a percentage of net revenue	5.7%	16.8%	2.0%	10.9%

Exhibit 99.1

  We believe each of our products goes through three core phases as follows:

i.

Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE. During this period of time, and due to the combination of discounts and investment in marketing, our net margin for a product could be as low as negative 35%. In general, a     product may stay in the launch phase on average for 3 months.

ii.

Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target average of positive 10% net margin (i.e. contribution margin). Over time, our products benefit from economies of scale stemming from purchasing power both with manufacturers and with fulfillment providers.

iii.

Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) are not satisfactory, then it will go to the liquidate phase and we will sell the remaining inventory.

The following table breaks out our quarterly results of operations by our product phases including our SaaS business line :

	Three Months Ended June 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
Net revenue	$44,047	$5,655	$347	$3,879	$5,872	$—	—	$59,800
Cost of goods sold	23,184	3,032	—	2,509	3,475	—	—	32,200
Gross Profit	20,863	2,623	347	$1,370	$2,397	—	—	$27,600
Operating expenses:
Sales and distribution	12,142	2,326	129	1,782	1,185	1,633	(579)	18,618
Research and development	—	—	—	—	—	1,272	1,179	2,451
General and administrative	—	—	—	—	—	3,781	4,571	8,352

	Three Months Ended June 30, 2019 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock-based compensation expense	Total
Net revenue	$27,464	$1,405	$425	$1,062	$12	—	—	$30,368
Cost of goods sold	16,810	932	—	865	1	—	—	18,608
Gross Profit	10,654	473	425	$197	$11	—	—	$11,760
Operating expenses:
Sales and distribution	8,651	590	110	668	4	1,277	2,409	13,709
Research and development	—	—	—	—	—	1,470	1,872	3,342
General and administrative	—	—	—	—	—	2,713	7,592	10,305

Exhibit 99.1

	Six Months Ended June 30, 2020 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock- based compensation expense	Total
Net revenue	$60,951	$11,809	$708	$6,072	$5,888	$—	$—	$85,428
Cost of goods sold	32,877	6,637	—	4,384	3,632	—	—	47,530
Gross Profit	28,074	5,172	708	1,688	2,256	—	—	$37,898
Operating expenses:
Sales and distribution	18,280	5,479	217	3,227	1,414	2,898	1,013	32,528
Research and development	—	—	—	—	—	2,280	2,452	4,732
General and administrative	—	—	—	—	—	7,209	9,146	16,355

	Six Months Ended June 30, 2019 (in thousands) (unaudited)
	Sustain	Launch	SaaS	Liquidate	Other	Fixed Costs	Stock- based compensation expense	Total
Net revenue	$40,760	$4,104	$958	$2,365	$26	$—	$—	$48,213
Cost of goods sold	25,132	2,675	—	1,974	2	—	—	29,783
Gross Profit	15,628	1,429	958	391	24	—	—	$18,430
Operating expenses:
Sales and distribution	13,728	1,933	276	1,564	(12)	2,696	2,797	22,983
Research and development	—	—	—	—	—	2,473	2,032	4,505
General and administrative	—	—	—	—	—	5,127	8,544	13,671

Quarterly Condensed Statement of Cash Flows Information

The following table provides summarized quarterly information from our condensed statement of cash flows for three months ended March 31, 2019 and 2020, three months ended June 30, 2019 and 2020 and six months ended June 30, 2019 and 2020:

	Three Months Ended		Six Months Ended
	March 31, 2019	June 30, 2019	June 30, 2019
Operating activities:
Net loss	$(8,389)	$(16,879)	$(25,268)
Total adjustments to reconcile net loss to net cash used in operating activities	1,879	12,473	14,352
Cash (used in) provided by working capital (changes in assets and liabilities)	(5,413)	40	(5,373)
Cash used in operating activities	(11,923)	(4,366)	(16,289)

Exhibit 99.1

Cash used in investing activities	(10)	(11)	(21)

Financing activities:
Proceeds from initial public offering, less issuance costs	—	30,902	30,902
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	5,520	(2,199)	3,321
All other financing activities	(893)	(448)	(1,341)
Cash provided by (used in) financing activities	4,627	30,937	35,564
Effect of exchange rate on cash	1	—	1
Net change in cash and restricted cash for period	$(7,305)	$26,560	$19,255

	Three Months Ended		Six Months Ended
	March 31, 2020	June 30, 2020	June 30, 2020
Operating activities:
Net loss	$(15,030)	$(2,937)	$(17,967)
Total adjustments to reconcile net loss to net cash used in operating activities	7,901	6,369	14,270
Cash (used in) provided by working capital (changes in assets and liabilities)	(9,962)	4,735	(5,227)
Cash (used in) provided by operating activities	(17,091)	8,168	(8,923)

Cash used in investing activities	(18)	(1)	(19)

Financing activities:
Proceeds from initial public offering, less issuance costs	(139)	—	(139)
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	2,021	(5,863)	(3,842)
All other financing activities	(1,079)	1,049	(30)
Cash provided by (used in) financing activities	803	(5,021)	(4,218)
Effect of exchange rate on cash	3	(2)	1
Net change in cash and restricted cash for period	$(16,303)	$3,144	$(13,159)

As used herein, cash burn represents the change of the net change in cash balance at each of the balance sheet periods adjusted for certain one-time items like our initial public offering and excluding changes in restricted cash. We use cash burn to provide an additional metric to evaluate our cash flows from our business operations. We believe cash burn is useful to investors to evaluate the cash operating performance of our business without the effect of certain one-time items (i.e., our initial public offering).   Our method for calculating cash burn may not be used by other organizations and therefore our cash burn amount may not be directly comparable to the cash burn disclosed by other organizations. The following table provides a reconciliation of cash burn to the net change in cash and restricted cash for period, which is the most directly comparable financial measure presented in accordance with GAAP:

Exhibit 99.1

	Three Months Ended		Six Months Ended
	March 31, 2019	June 30, 2019	June 30, 2019

Net change in cash and restricted cash for period	$(7,305)	$26,560	$19,255
Less:
Proceeds from initial public offering, less issuance costs	—	30,902	30,902
Net cash impact from mergers and acquisition activity	—	—	—
Changes in restricted cash	—	—	—
Cash burn	$(7,305)	$(4,342)	$(11,647)

	Three Months Ended		Six Months Ended
	March 31, 2020	June 30, 2020	June 30, 2020

Net change in cash and restricted cash for period	$(16,303)	$3,144	$(13,159)
Less:
Proceeds from initial public offering, less issuance costs	(139)	—	(139)
Net cash impact from mergers and acquisition activity	—	(195)	(195)
Changes in restricted cash	—	—	—
Cash burn	($16,164)	$3,341	$(12,825)